Execution Version
Exhibit 10.4
BT Triple Crown Merger Co., Inc.
(to be merged with and into
Clear Channel Communications, Inc.)
$980,000,000
10.75% Senior Cash Pay Notes due 2016
$1,330,000,000
11.00%/11.75% Senior Toggle Notes due 2016
PURCHASE AGREEMENT
May 13, 2008
DEUTSCHE BANK SECURITIES INC.
MORGAN STANLEY & CO. INCORPORATED
CITIGROUP GLOBAL MARKETS INC.
CREDIT SUISSE SECURITIES (USA) LLC
GREENWICH CAPITAL MARKETS, INC.
WACHOVIA CAPITAL MARKETS, LLC
c/o Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005
Ladies and Gentlemen:
          BT Triple Crown Merger Co., Inc., a Delaware corporation (“Merger Sub”), proposes to sell to the several parties named in Schedule I hereto (each an “Initial Purchaser” and together, the “Initial Purchasers”) $980,000,000 aggregate principal amount of its 10.75% senior cash pay notes due 2016 (the “Senior Cash Pay Notes”) and $1,330,000,000 aggregate principal amount of its 11.00%/11.75% senior toggle notes due 2016 (the “Senior Toggle Notes” and, together with the Senior Cash Pay Notes, the “Notes”). The Notes will be issued by Clear Channel Communications, Inc., a Texas corporation (the “Company”), pursuant to an indenture (the “Indenture”), to be dated as of the Closing Date (as defined below), containing the terms set forth in the “Description of Notes” attached as Exhibit A hereto (and such other provisions substantially in the form of the Indenture, dated as of October 26, 2006, among West Corporation, the guarantors signatory thereto and The Bank of New York, the Indenture, dated as of October 31, 2006, among Michaels Stores, Inc., the guarantors signatory thereto and Wells Fargo Bank, National Association, or otherwise usual and customary in recent high yield indentures for the sponsors of the portfolio companies under those indentures (the “Sponsors”), in each case, as determined by

Merger Sub in its sole judgment), among the Company, Law Debenture Trust Company of New York, as trustee (the “Trustee”), and Deutsche Bank Trust Company Americas, as paying agent and registrar (“Paying Agent”), or such other Trustee and/or Paying Agent as may be selected by the Company.
          The Notes will be initially guaranteed (the “Guarantees” and, together with the Notes, the “Securities”) by each of the wholly-owned domestic subsidiaries of the Company which are guarantors under the Senior Secured Credit Facilities (collectively, the “Guarantors”) on an unsecured basis and will be subordinated only to the Guarantors’ guarantees under the Senior Secured Credit Facilities. The Securities will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Act”), in reliance on exemptions therefrom.
          The Securities are being issued and sold as part of the financing necessary to effect the Transactions (as defined below), including the merger (the “Merger”) of Merger Sub with and into the Company, with the Company as the surviving entity. The Merger will be effected pursuant to an agreement and plan of merger (the “Merger Agreement”), dated as of November 16, 2006, as amended on April 18, 2007, May 17, 2007 and the date hereof, among Merger Sub, B Triple Crown Finco, LLC, a Delaware limited liability company, T Triple Crown Finco, LLC, a Delaware limited liability company, CC Media Holdings, Inc. (formerly known as BT Triple Crown Capital Holdings III, Inc.), a Delaware corporation, and the Company. For the purposes of this Agreement, the term “Transactions” has the same meaning given to such term in the Senior Secured Credit Agreements.
          Substantially concurrently with the consummation of the Merger, the Company shall become party to this Purchase Agreement (this “Agreement”) pursuant to a joinder agreement substantially in the form of the joinder agreement attached as Annex A hereto (the “Joinder Agreement”). The representations, warranties and agreements of the Company shall become effective on and as of the Merger, and the representations, warranties and agreements of the Guarantors shall become effective on and as of the execution by the Guarantors of a joinder to this Agreement, substantially in the form of the Joinder Agreement (but if specified to be given as of a prior specified date, shall be given as of such date). Certain other terms used herein are defined in Section 16 hereof.
          1. Representations and Warranties. As of the date hereof, Merger Sub, the Company and the Guarantors jointly and severally represent and warrant to each of the Initial Purchasers as follows (in the case of any representation or warranty made by Merger Sub regarding the Company or any Guarantor, any such representation or warranty shall be to the knowledge of Merger Sub, and in the case of any representation or warranty made by the Company and the Guarantors regarding Merger Sub, any such representation or warranty shall be to the knowledge of the Company and such Guarantors; capitalized terms used in this Section 1 and not otherwise defined in this Agreement shall have the meanings assigned thereto in the Senior Secured Credit Agreements):
     (a) Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 4 and their compliance with the agreements set forth therein, none of Merger Sub, the Company, any Guarantor, nor any of their respective subsidiaries or their respective Affiliates, nor any person acting on their behalf, has, directly or indirectly, made offers or sales of, or solicited offers to buy, any security under circumstances that would require the registration of the Securities under the Act.
     (b) Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 4 and their compliance with the agreements set forth therein, none of Merger Sub, the Company, any Guarantor, nor any of their respective subsidiaries nor any of their respective Affiliates, nor any person acting on their behalf, has: (i) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities or (ii) engaged in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities; and Merger Sub, the Company and the Guarantors and each of their respective subsidiaries and each of their respective Affiliates and each person acting on their behalf has complied with the offering restrictions requirement of Regulation S. Any sale of the Securities by Merger Sub pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.
     (c) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.
     (d) Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 4 and their compliance with the agreements set forth therein, no registration of the Securities under the Act is required for the offer and sale of the Securities to the Initial Purchasers or by the Initial Purchasers to the initial purchasers therefrom, in each case in the manner contemplated herein, and it is not necessary to qualify the Indenture under the Trust Indenture Act. The Indenture, as of the Closing Date, will conform in all material respects to the requirements of the Trust Indenture Act.
     (e) None of Merger Sub, the Company, any Guarantor or any of their respective subsidiaries is or, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as contemplated by the Merger Agreement, will be an “investment company” as defined in the Investment Company Act and the rules and regulations promulgated thereunder.
     (f) None of Merger Sub, the Company, any Guarantor or any of their respective subsidiaries has paid or agreed to pay to any person any compensation for soliciting another to purchase any Securities (except as contemplated in this Agreement).
     (g) None of Merger Sub, the Company, any Guarantor nor any of their respective subsidiaries or their respective Affiliates has taken or will take, directly or indirectly, any action designed to or that has constituted or that would reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of Merger Sub or the Company or any of their respective subsidiaries to facilitate the sale or resale of the Securities.

     (h) None of Merger Sub, the Company or any Guarantor is engaged nor will it engage principally in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any issuance of Securities will be used for any purpose that violates Regulation U.
          Any certificate signed by any officer of Merger Sub, the Company or the Guarantors and delivered to the Initial Purchasers or counsel for the Initial Purchasers in connection with the offering of the Securities and, when issued, the Guarantees shall be deemed a joint and several representation and warranty by each of Merger Sub, the Company and the Guarantors as to matters covered thereby, to each Initial Purchaser.
          2. Purchase and Sale. Merger Sub (subject to the terms and conditions and in reliance upon the representations and warranties herein set forth) agrees to issue and sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from Merger Sub, at a purchase price of (A) 98.0% of the principal amount thereof, the principal amount of Senior Cash Pay Notes set forth opposite such Initial Purchaser’s name in Schedule I hereto and (B) 98.0% of the principal amount thereof, the principal amount of Senior Toggle Notes set forth opposite such Initial Purchaser’s name in Schedule I hereto.
          3. Delivery and Payment. Delivery of and payment for the Securities shall be made at the offices of Ropes & Gray LLP, 1211 Avenue of the Americas, New York, New York 10036, on the date on which the conditions set forth in Section 6 of this Agreement are satisfied, which date and time may be postponed by agreement between the Initial Purchasers and Merger Sub (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Senior Cash Pay Notes and the Senior Toggle Notes shall be made to the Initial Purchasers for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Initial Purchasers of the purchase price thereof in accordance with the Settlement Agreement, or if the Settlement Agreement does not specify payment instructions for the Senior Cash Pay Notes and Senior Toggle Notes, upon the order of Merger Sub or the Company. Delivery of the Senior Cash Pay Notes and the Senior Toggle Notes shall be made through the facilities of The Depository Trust Company unless the Initial Purchasers shall otherwise instruct.
          4. Offering by Initial Purchasers.
          (a) Each Initial Purchaser acknowledges that the Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act.
          (b) Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with Merger Sub and the Company that:
     (i) it has not offered or sold, and will not offer or sell, any Securities within the United States or to, or for the account or benefit of, U.S. persons (x) as part of their distribution at any time or (y) otherwise until 40 days after the later of the commencement of the offering and the Closing Date except:
          (A) to those persons whom it reasonably believes to be “qualified institutional buyers” (as defined in Rule 144A under the Act) or if any such person is buying for one or more institutional accounts for which such person is acting as a fiduciary or agent, only when such person has represented to it that each such account is a qualified institutional buyer to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A and, in each case, in transactions in accordance with Rule 144A or
          (B) in accordance with Rule 903 of Regulation S;
     (ii) neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States or in any manner involving a public offering within the meaning of Section 4(2) of the Act;
     (iii) in connection with each sale pursuant to Section 4(b)(i)(A), it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A;
     (iv) neither it, nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities;
     (v) it has not entered and will not enter into any contractual arrangement with any distributor (within the meaning of Regulation S) with respect to the distribution of the Securities, except with its Affiliates or with the prior written consent of Merger Sub;
     (vi) it and its Affiliates and any person acting on its behalf have complied and will comply with the offering restrictions requirement of Regulation S;
     (vii) at or prior to the confirmation of sale of Securities sold in reliance of Regulation S (other than a sale of Securities pursuant to Section 4(b)(i)(A) of this Agreement), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period (within the meaning of Regulation S) a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the date of closing of the offering, except in either case in accordance with

Regulation S or Rule 144A under the Act. Terms used in this paragraph have the meanings given to them by Regulation S”; and
     (viii) it is an institutional “accredited investor” (as defined in Rule 501(a) of Regulation D).
          5. Agreements. Merger Sub and, after the Closing Date, the Company and the Guarantors, jointly and severally agree, in each case, with each Initial Purchaser as follows:
     (a) Within five Business Days following the Closing Date, the Company and each of the Guarantors will use commercially reasonable efforts to enter into a Registration Rights Agreement with the Initial Purchasers substantially in the form attached hereto as Exhibit B (the “Registration Rights Agreement”).
     (b) Within five Business Days following the Closing Date (unless otherwise agreed to by each of the Guarantors, the Company and the Initial Purchasers), the Company and each of the Guarantors will use commercially reasonable efforts to deliver opinions and advice letters, as the case may be, of (i) Ropes & Gray LLP, counsel for Merger Sub, the Company and those Guarantors organized or incorporated in the state of Delaware, California and Massachusetts, substantially in the form of Exhibit C hereto, (ii) Texas counsel to the Company and Guarantors, substantially in the form of Exhibit D hereto, (iii) Colorado counsel to the Guarantors, substantially in the form of Exhibit E hereto, (iv) Florida and New Jersey counsel to the Guarantors, substantially in the form of Exhibit F hereto, (v) Nevada counsel to the Guarantors, substantially in the form of Exhibit G hereto, (vi) Colorado counsel to the Guarantors, substantially in the form of Exhibit H hereto, (vii) Washington counsel to the Guarantors, substantially in the form of Exhibit I hereto, and (viii) special regulatory counsel to the Company, substantially in the form of Exhibit J hereto and, in each case, with appropriate modifications to reflect the structure and terms of the Transactions; provided that it is understood by the parties that the drafts are subject to change should the Company or Merger Sub elect to engage local or FCC counsel which differ from those set forth on Exhibit D through J.
     (c) Within five Business Days following the Closing Date (unless otherwise agreed to by each of the Guarantors and the Initial Purchasers), each of the Guarantors shall have entered into the Joinder Agreement, and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.
     (d) Within five Business Days following the Closing Date (unless otherwise agreed to by each of the Guarantors and the Initial Purchasers), each of the Guarantors shall have entered into a supplemental indenture to the Indenture, and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.
     (e) During the period from the Closing Date until two years after the Closing Date, the Company will not, and will not permit any of its Affiliates to, resell any Securities that have been acquired by any of them except for Securities resold in a transaction registered under the Act.

     (f) Merger Sub and any person acting on its behalf will not, and up to the Closing Date, Merger Sub will use its commercially reasonable efforts to cause the Company and the Guarantors not to, make offers or sales of any security (as defined in the Act), or solicit offers to buy any security, under circumstances that could be integrated with the sale of the Securities in a manner that would reasonably be expected to require the registration of the Securities under the Act.
     (g) Except in connection with the Exchange Offer (as defined in the Registration Rights Agreement) or the Shelf Registration Statement (as defined in the Registration Rights Agreement), Merger Sub, the Company, the Guarantors and any person acting on their behalf will not engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.
     (h) So long as any of the Securities are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, Merger Sub, the Company, the Guarantors and their respective subsidiaries will, unless they become subject to and comply with Section 13 or 15(d) of the Exchange Act or file the periodic reports contemplated by such provisions pursuant to the terms of the Indenture, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act (it being acknowledged and agreed that, prior to the first date on which information is required to be provided under the Indenture, the information of the type and scope contained in the Draft Offering Memorandum (as defined in Section 15 hereof) is sufficient for this purpose). This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.
     (i) Merger Sub, the Company, the Guarantors and any person acting on their behalf will not engage in any directed selling efforts with respect to the Securities, and each of them will comply with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.
     (j) Merger Sub and the Company will cooperate with the Initial Purchasers and use their commercially reasonable efforts to (i) permit the Senior Cash Pay Notes and the Senior Toggle Notes to be designated PORTAL Market securities in accordance with the rules and regulations adopted by the NASD relating to trading in the PORTAL Market and (ii) permit the Senior Cash Pay Notes and the Senior Toggle Notes to be eligible for clearance and settlement through The Depository Trust Company.
     (k) The Company (which is permitted to consummate its pending tender offer), its Affiliates (apart from Clear Media Limited, which is permitted to issue equity and debt securities, including conversion and puts of such securities, Clear Channel Outdoor Holdings, Inc. and its subsidiaries, which are permitted to issue up to $400 million aggregate principal amount of public debt, and AMFM Operating Inc., which is permitted to consummate its pending tender offer, and the Sponsors and their Affiliates (other than the Company and its subsidiaries)) and the Guarantors will not, for a period of 90 days following the Closing Date, without the prior written consent of DBSI, offer, sell or contract to sell, pledge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company, any of the Guarantors or any of their respective Affiliates (other than the Sponsors and their Affiliates (other than the Company and its subsidiaries)) or any person in privity with the Company, any of the Guarantors or any of their respective Affiliates), directly or indirectly, or announce the offering of, any capital markets debt securities issued or guaranteed by the Company or any of the Guarantors (other than the Securities and the Guarantees).
     (l) If the Closing Date occurs, Merger Sub, the Company and the Guarantors, jointly and severally, agree to pay the costs and expenses relating to the following matters: (i) the fees of the Trustee (and its counsel); (ii) the preparation, printing or reproduction of any customary offering memorandum (including the Offering Memorandum referred to in Section 15 hereof) and any amendment or supplement thereto; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of any offering memorandum, and all amendments or supplements thereto, as may be reasonably requested for use in connection with the offering and sale of the Securities; (iv) any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (v) the printing (or reproduction) and delivery of any blue sky memorandum to investors in connection with the offering of the Securities; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states and any other jurisdictions specified pursuant to Section 5(e) (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (vii) admitting the Securities for trading in the PORTAL Market and the approval of the Securities for book-entry transfer by The Depository Trust Company; (viii) the transportation and other expenses incurred by or on behalf of representatives of Merger Sub in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) to Merger Sub and the Company; (x) the rating of the Securities by rating agencies; and (xi) all other costs and expenses incident to the performance by Merger Sub and the Company of their obligations hereunder; provided, however, that except as specifically provided in this paragraph (h), the Initial Purchasers shall pay their own costs and expenses in connection with presentations for prospective purchasers of the Securities.
     (m) Merger Sub, the Company and the Guarantors acknowledge and agree that the Initial Purchasers are acting solely in the capacity of an arm’s length contractual counterparty to Merger Sub, the Company and the Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, Merger Sub, the Company, any of the Guarantors or any other person. Additionally, no Initial

Purchaser is advising Merger Sub, the Company, any of the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. Merger Sub, the Company and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Initial Purchasers shall have no responsibility or liability to Merger Sub, the Company or any of the Guarantors with respect thereto. Any review by the Initial Purchasers of Merger Sub, the Company and the Guarantors, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Initial Purchasers and shall not be on behalf of Merger Sub, the Company or any of the Guarantors.
          6. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Securities shall be subject to the following conditions:
     (a) At the Closing Date, the Company, the Trustee and the Paying Agent shall have entered into the Indenture and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.
     (b) At the Closing Date, the Company shall have entered into the Joinder Agreement, and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.
     (c) Prior to or substantially simultaneously with the issuance of the Securities on the Closing Date, the Merger shall be consummated pursuant to the Merger Agreement; provided that none of the following provisions of the Merger Agreement shall have been amended or waived in any respect materially adverse to the Initial Purchasers without the prior written consent of the Initial Purchasers, not to be unreasonably withheld: Sections 2.01, 2.03, 3.01, 6.01(c) (but only to the extent such amendment or waiver would have been required if the reference therein to $100 million were replaced with $200 million), 6.01(e), 6.01(f) (but only to the extent such amendment or waiver would have been required if Clear Media Limited and its subsidiaries were excluded from such provision), 6.01(g), 6.01(n), 6.01(r), 6.01(t) (to the extent relating to any of the foregoing), 6.13(b), 7.01 or 7.02 (except to the extent any condition set forth therein is not satisfied solely as a result of a breach of any of the foregoing provisions of Article VI of the Merger Agreement).
     (d) Prior to or substantially simultaneously with the issuance of the Securities on the Closing Date, the Equity Contribution (as defined in the Senior Secured Credit Agreements) shall have been consummated.
          The documents required to be delivered by this Section 6 will be available for inspection at the office of Ropes & Gray LLP, at 1211 Avenue of the Americas, New York, New York 10036, on the Business Day prior to the Closing Date.
          7. Indemnification and Contribution.

          (a) Merger Sub, the Company and the Guarantors jointly and severally agree to indemnify and hold harmless each Initial Purchaser, the directors, officers and Affiliates of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Offering Memorandum (as defined in Section 15 hereof), Recorded Road Show, Issuer Written Communication or any other written information used by or on behalf of the Company in connection with the offer or sale of the Securities, or in any amendment or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agree (subject to the limitations set forth in the provisos to this sentence) to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Merger Sub, the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in any Offering Memorandum, Recorded Road Show, Issuer Written Communication or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to Merger Sub, the Company or the Guarantors by any Initial Purchaser specifically for inclusion therein. This indemnity agreement will be in addition to any liability that Merger Sub, the Company and the Guarantors may otherwise have. Merger Sub, the Company and the Guarantors shall not be liable under this Section 7 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by Merger Sub, the Company or such Guarantor, as applicable, which consent shall not be unreasonably withheld.
          (b) Each Initial Purchaser severally, and not jointly, agrees to indemnify and hold harmless (i) as of the date hereof, Merger Sub, the Company and the Guarantors, (ii) each person, if any, who controls (within the meaning of either the Act or the Exchange Act) Merger Sub, the Company or any of the Guarantors, and (iii) the directors, officers, members, managers and partners, as the case may be, of Merger Sub, the Company and the Guarantors, to the same extent as the foregoing indemnity from Merger Sub, the Company and the Guarantors to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to Merger Sub by such Initial Purchaser in writing specifically for inclusion in any Offering Memorandum (or in any amendment or supplement thereto) (it being understood and agreed that the such information includes the third sentence of the third paragraph, the third sentence of the seventh paragraph and the eight paragraph under the heading “Private Placement” in the Draft Offering Memorandum). This indemnity agreement will be in addition to any liability that any Initial Purchaser may otherwise have.

          (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights or defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above, except as provided in paragraph (d) below. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest (based on the advice of counsel to the indemnified person); (ii) such action includes both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded (based on the advice of counsel to the indemnified person) that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood and agreed that the indemnifying person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified persons. Any such separate firm for any Initial Purchaser, its Affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by DBSI, and any such separate firm for Merger Sub, the Company or any of the Guarantors and any control persons of Merger Sub, the Company or any of the Guarantors shall be designated in writing by Merger Sub, the Company or such Guarantor, as the case may be. In the event that any Initial Purchaser, its Affiliates, directors and officers or any control persons of such Initial Purchaser are Indemnified Persons collectively entitled, in connection with a proceeding in a single jurisdiction, to the payment of fees and expenses of a single separate firm under this Section 7(c), and any such Initial Purchaser, its Affiliates, directors and officers or any control persons of such Initial Purchaser cannot agree to a mutually acceptable separate firm to act as counsel thereto, then such separate firm for all such Indemnified Persons shall be designated in writing by DBSI. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any statement as to, or any admission of, fault, culpability or failure to act by or on behalf of any indemnified party.
          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason (other than by virtue of the failure of an indemnified party to notify the indemnifying party of its right to indemnification pursuant to subsection (a) or (b) above, where such failure materially prejudices the indemnifying party (through the forfeiture of substantial rights or defenses)), Merger Sub, the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively “Losses”) to which Merger Sub, the Company or any Guarantor and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by Merger Sub, the Company and the Guarantors, on the one hand, and by the Initial Purchasers, on the other hand, from the offering of the Securities; provided, however, that in no case shall any Initial Purchaser be responsible for any amount in excess of the purchase discount or commission applicable to the Securities related to the Losses purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason or not permitted by applicable law, Merger Sub, the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of Merger Sub, the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by Merger Sub, the Company and the Guarantors shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by them, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by Merger Sub, the Company or any Guarantor, on the one hand, or the Initial Purchasers, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission and any other equitable considerations appropriate in the circumstances. Merger Sub, the Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if the amount of such contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint. For purposes of this Section 7, each person, if any, who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls Merger Sub, the Company or any Guarantor within the meaning of either the Act or the Exchange Act and the respective officers, directors, members, managers and partners of Merger Sub, the Company and the Guarantors shall have the same rights to contribution as Merger Sub, the Company and the Guarantors, subject in each case to the applicable terms and conditions of this paragraph (d).
          8. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of Merger Sub, the Company and the Guarantors or, with respect to Sections 5(c), (d) and Section 15, their respective officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or Merger Sub, the Company and the Guarantors, or any of the indemnified persons referred to in Section 7 hereof, and will survive delivery of and payment for the Securities. The provisions of Section 7 hereof shall survive the termination or cancellation of this Agreement.
          9. Termination. This Agreement shall automatically terminate if the Closing Date shall not have occurred at or prior to 11:59 p.m., New York City time, on the earliest of (w) the 20th Business Day following the receipt of the Requisite Shareholder Approval (as defined in the Merger Agreement), (x) the 20th Business Day following the failure to obtain the Requisite Shareholder Approval at a duly held Shareholders’ Meeting (as defined in the Merger Agreement) after giving effect to all adjournments and postponements thereof, (y) five Business Days following the termination of the Merger Agreement or (z) December 31, 2008 (the “Termination Date”); provided, however, that if (A) the Requisite Shareholder Approval is obtained and (B) any regulatory approval required in connection with the consummation of the Merger has not been obtained (or has lapsed and not been renewed) or any waiting period under applicable antitrust laws has not expired (or has restarted and such new period has not expired), then the Termination Date shall automatically be extended until the 20th Business Day following receipt of all such approvals (or renewals), but in no event later than March 31, 2009, provided further, that, if as of the Termination Date there is a dispute among any of the parties to the Escrow Agreement with respect to the disposition of any Escrow Funds (as defined in the Escrow Agreement) pursuant to the Escrow Agreement, Merger Sub may, by written notice to the Initial Purchasers, extend the Termination Date until the fifth Business Day after the final resolution of such dispute by a court of competent jurisdiction or mutual resolution by the parties to such dispute; provided, however, that the Termination Date with respect to any Initial Purchaser shall occur on the date such Initial Purchaser withdraws its portion of the Escrow Funds pursuant to Section 5(f) of the Escrow Agreement.
          10. Notices. All communications hereunder will be in writing and effective only on receipt and, if sent to the Initial Purchasers, will be mailed, delivered or faxed to Deutsche Bank Securities Inc. (fax no. (212) 797-4564 and confirmed to 60 Wall Street, New York, New York. 10005), Attention: Legal Department; or, if sent to Merger Sub, the Company or the Guarantors, will be mailed, delivered or faxed c/o Clear Channel Communications, Inc. (fax no. (210) 832-3121), Attention: General Counsel. Merger Sub, the Company and the Guarantors, shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by DBSI.

          11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and at and after the Closing Date, after giving effect to the Joinder Agreement, Merger Sub and the Company and their respective successors and the indemnified persons referred to in Section 7 hereof and their respective successors, and, except as expressly set forth in Section 5(h) hereof, no other person will have any right or obligation hereunder. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.
          12. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.
          13. Counterparts. This Agreement may be signed in one or more counterparts (which may be delivered in original form or facsimile or “pdf” file thereof), each of which when so executed shall constitute an original and all of which together shall constitute one and the same agreement.
          14. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
          15. Post-Closing Agreement to Cooperate; Ongoing Compliance of Finalized Offering Memorandum; Securities Notices.
          (a) After the Closing Date, if requested by Initial Purchasers holding a majority in principal amount of the Securities held by all Initial Purchasers then outstanding (the “Requisite Initial Purchasers”) the Company will:
     (i) subject to section (c) below, use commercially reasonable efforts to, within twenty (20) Business Days from the date of such request (the “Delivery Date”), update the draft offering memorandum circulated to the Initial Purchasers on the date hereof (the “Draft Offering Memorandum”) attached as Exhibit K hereto (as so finalized, amended, supplemented or updated from time to time in accordance with the terms hereof and of the Settlement Agreement, the “Offering Memorandum”) in a form customary for a Rule 144A offering, for the time during the Company’s fiscal year during which such offering is to be made;
     (ii) use commercially reasonable efforts to provide the Initial Purchasers on the Delivery Date:
     (A) opinions and advice letters, as the case may be, consistent with those set forth in Section 5(b) of this Agreement; and
     (B) a “comfort” letter dated as of the Delivery Date (or, in the event professional standards preclude Ernst & Young LLP, from delivering a comfort letter, an agreed upon procedures letter will be substituted therefor) with respect to the Company and its subsidiaries and the Offering Memorandum from Ernst &

Young LLP, independent registered public accountants for the Company and addressed to the Initial Purchasers, such letter or letters to be in the forms previously negotiated with Ernst & Young LLP (as appropriately updated);
     (iii) use commercially reasonable efforts to assist the Initial Purchasers in their marketing efforts for the resale of the Securities by, or by using commercially reasonable efforts to cause it material subsidiaries to, to the extent not unreasonably interfering with the (A) provide to the Initial Purchasers and their counsel all information reasonably requested by the Initial Purchasers and their counsel to update due diligence to the Delivery Date or such later dates as the Initial Purchasers shall reasonably request in connection with an offer and resale of the Securities (a “Sale Date”) and (B) participate in conference calls with prospective investors; provided that such assistance does not unreasonably interfere with the ongoing operations of the Company and its subsidiaries or otherwise impair, in any material respect, the ability of any officer or executive of the Company or its subsidiaries to carry out their duties to the Company and its subsidiaries;
     (iv) use commercially reasonable efforts to (A) register or qualify the Securities under the state securities laws or blue sky laws of such U.S. jurisdictions as any Initial Purchaser reasonably requests no later than the initial Sale Date, (B) take any and all other actions as may be reasonably necessary to enable each Initial Purchaser to consummate the disposition thereof in private transactions in such jurisdictions; provided, however, that the Company shall not be required for any such purpose to (1) qualify as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 15, (2) consent to general service of process in any such jurisdiction or (3) make any changes to its certificate of incorporation, by-laws or other organizational document, or any agreement between it and any of its equityholders, and (C) if not previously obtained, obtain (1) CUSIP numbers for the Securities as necessary, (2) approval by the Nasdaq Stock Market for the Securities to be designated as PORTAL-eligible securities (it being understood that the Initial Purchasers shall assist the Company in obtaining such approval) and (3) eligibility for the Securities to clear and settle through The Depository Trust Company;
     (v) use commercially reasonable efforts to furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, as many copies of the Offering Memorandum and any amendments and supplements thereto as they may reasonably request; provided that the Initial Purchasers shall not be entitled to use such Offering Memorandum delivered pursuant to this clause (v) at such time as (i) the financial information contained therein no longer complies with the applicable requirements of Regulation S-X or (ii) the Company has delivered a notice pursuant to section (c) below;
     (vi) not make any amendment or supplement to the Offering Memorandum or otherwise distribute or refer to any written communications (as defined in Rule 405 of the Act) that constitute an offer to sell or a solicitation of an offer to buy the Securities (any such communication by Merger Sub, the Company or the Guarantors, an “Issuer Written Communication”) that shall be reasonably disapproved by DBSI after reasonable notice thereof; and

     (vii) if at any time any event occurs prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by Deutsche Bank Securities Inc. (“DBSI”)) as a result of which the Offering Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading, or if it should be necessary to amend or supplement the Offering Memorandum to comply with applicable law in the opinion of counsel for the Initial Purchasers and counsel for the Company, promptly (i) notify the Initial Purchasers upon actual knowledge of any such event; (ii) subject to the provisions of this Section 15, use commercially reasonable efforts to prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) use commercially reasonable efforts to supply any supplemented or amended Offering Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as they may reasonably request.
          (b) In addition to section (a) above, the Requisite Initial Purchasers may request in writing that the Company cooperate in the resale of the Securities by performing the agreements set forth in clauses (a)(i)-(vii) above on one (1) additional occasion (a “Securities Notice”) (it being understood that the reference to a Sale Date, as applicable in section (a) above shall be deemed to mean the 20th Business Day after the delivery of a Securities Notice). The Securities Notice shall provide for a marketing period not to exceed five (5) consecutive Business Days (each such period a “Marketing Period”) on no more than one occasion.
          (c) The Company may delay the Delivery Date or delay the initiation of the Securities Notice by providing notice (each such notice, a “blackout notice”) to the Initial Purchasers and may suspend use of the Offering Memorandum by the Initial Purchasers for a reasonable period of time not to exceed 45 days in any three-month period and 90 days in any twelve-month period if (x) such action is required by applicable law or (y) such action is taken by the Company in good faith and for business reasons (not including avoidance of the Company’s obligations hereunder), including material business developments or the acquisition or divestiture of assets or interference with the ongoing operations. The Company shall promptly inform the Initial Purchaser of the cessation of any “blackout notice.”
          (d) The provisions set forth in this Section 15 shall terminate on the earlier of (i) such time as the Company and the Guarantors have fulfilled their obligations under the Registration Rights Agreement to have a shelf registration statement declared effective by the Commission registering the Securities held by the Initial Purchasers and (ii) one year from the date hereof.
          16. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.
          “Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D.

          “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which commercial banking institutions or trust companies are authorized or required by law to close in New York City.
          “Code” shall mean the Internal Revenue Code of 1986, as amended.
          “Commission” shall mean the Securities and Exchange Commission.
          “Escrow Agreement” shall mean the Escrow Agreement, dated as of the date hereof, among Merger Sub, the financial institutions and the other parties thereto.
          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “NASD” shall mean the National Association of Securities Dealers, Inc.
          “PORTAL” shall mean the Private Offerings, Resales and Trading through Automated Linkages system of the NASD.
          “Regulation D” shall mean Regulation D under the Act.
          “Regulation S” shall mean Regulation S under the Act.
          “Senior Secured Credit Agreements” shall mean (i) the cash-flow based Credit Agreement, dated as of the date hereof, among Merger Sub, as Parent Borrower, the Subsidiary Co-Borrowers party thereto, the Foreign Subsidiary Revolving Borrowers party thereto, Clear Channel Capital I, LLC (upon consummation of the Merger), as Holdings, Citibank, N.A., as Administrative Agent, the other Lenders party thereto and the other agents named therein, and (ii) the receivables-based Credit Agreement, dated as of the date hereof, among Merger Sub, as Parent Borrower, the Subsidiary Borrowers party thereto, Clear Channel Capital I, LLC (upon consummation of the Merger), as Holdings, Citibank, N.A., as Administrative Agent, the other Lenders party thereto and the other agents named therein, each as may be amended, modified, or supplemented from time to time.
          “Senior Secured Credit Facilities” shall mean those facilities contemplated in the Senior Secured Credit Agreements.
          “Settlement Agreement” shall mean the settlement agreement dated the date hereof among the Company, Merger Sub, the Initial Purchasers and the other parties thereto.
          “Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between Merger Sub and the several Initial Purchasers.

Very truly yours, BT TRIPLE CROWN MERGER CO., INC.
By:	/s/ John Connaughton
	Name:	John Connaughton
Title:

[Purchase Agreement]

The foregoing Agreement is hereby confirmed
and accepted as of the date first above written.

DEUTSCHE BANK SECURITIES INC.

By:	/s/ David Flannery

	Name:	David Flannery
	Title:	Managing Director

By:	/s/ Scott Sartorios

	Name:	Scott Sartorios
	Title:	Director
[Purchase Agreement]

The foregoing Agreement is hereby confirmed
and accepted as of the date first above written.

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Henry F. D’Alessandro

	Name:	Henry F. D’Alessandro
	Title:	Managing Director
[Purchase Agreement]

The foregoing Agreement is hereby confirmed
and accepted as of the date first above written.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Ross A. MacIntyre

	Name:	Ross A. MacIntyre
	Title:	Managing Director
[Purchase Agreement]

The foregoing Agreement is hereby confirmed
and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ SoVonna Day-Gions

	Name:	SoVonna Day-Gions
	Title:	Managing Director
[Purchase Agreement]

The foregoing Agreement is hereby confirmed
and accepted as of the date first above written.

GREENWICH CAPITAL MARKETS, INC.

By:	/s/ Michael F. Newcomb II

	Name:	Michael F. Newcomb II
	Title:	Managing Director
[Purchase Agreement]

The foregoing Agreement is hereby confirmed
and accepted as of the date first above written.

WACHOVIA CAPITAL MARKETS, LLC

By:	/s/ James Jefferies

	Name:	James Jefferies
	Title:	Managing Director
[Purchase Agreement]

SCHEDULE I

	Principal Amount
	of Senior Cash	Principal Amount of
	Pay Notes To Be	Senior Toggle Notes
Initial Purchasers	Purchased	To Be Purchased
Deutsche Bank Securities Inc.	183,750,000.00	249,375,000.00
Morgan Stanley & Co. Incorporated	183,751,000.00	249,375,000.00
Citigroup Global Markets Inc.	183,750,000.00	249,375,000.00
Credit Suisse Securities (USA) LLC.	142,913,000.00	193,954,000.00
Greenwich Capital Markets, Inc.	142,913,000.00	193,954,000.00
Wachovia Capital Markets, LLC.	142,923,000.00	193,967,000.00

Total	$980,000,000.00	$1,330,000,000.00

[Purchase Agreement]